UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 20, 2006
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street Stockton, California (Address of Principal Executive Offices)	95205 (Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
     Diamond Foods, Inc. announced today its plan to discontinue its Diamond Foods, Inc. Pension Plan (the “Pension Plan”), which covers non-union employees. On September 19, 2006, the Company amended the Pension Plan to (i) cease benefit accruals as of November 17, 2006 and (ii) formally terminate the Pension Plan as of December 1, 2006. The Company expects to file an application for determination with respect to termination of the Pension Plan with the Internal Revenue Service and expects that all Pension Plan liabilities will be settled after receipt of all necessary approvals from the Pension Benefit Guaranty Corporation and the Internal Revenue Service. The Company anticipates receiving the necessary approvals in the first half of calendar 2007.
     The foregoing description of the amendment to the Pension Plan does not purport to be complete and is qualified in its entirety to the full text of the amendment, a copy of which is filed as Exhibit 99.01 to this Current Report and incorporated by reference herein.
Item 2.02    Results of Operations and Financial Condition
On September 20, 2006, Diamond Foods, Inc. announced its financial results for the fiscal quarter and fiscal year ended July 31, 2006 as well as guidance for the fiscal year ending July 31, 2007. A copy of the press release announcing those results and guidance is attached to this report as Exhibit 99.02. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond Foods, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Item 9.01.    Financial Statements and Exhibits
     (c)    Exhibits.

Exhibit	Description

99.01	Amendment to Diamond Foods, Inc. Pension Plan

99.02	Diamond Foods, Inc. Press Release dated September 20, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: September 20, 2006	By:	/s/ Seth Halio
		Name:	Seth Halio
		Title:	Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit	Description

99.01	Amendment to Diamond Food, Inc. Pension Plan

99.02	Diamond Foods, Inc. Press Release dated September 20, 2006

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